STOCK ACQUISITION AGREEMENT


                                     Between


                          AFFINITY ENTERTAINMENT, INC.

                                    AS BUYER


                                       and


                           CENTURY TECHNOLOGIES, INC.

                                    AS SELLER

                          STOCK ACQUISITION AGREEMENT




      THIS STOCK ACQUISITION AGREEMENT (the "Agreement") is entered into as of October 31, 1996, by and among Century Technologies, Inc. ("Century" or "Seller"), a Colorado corporation, and Affinity Entertainment, Inc. ("Affinity" or "Buyer"), a Delaware corporation.



                               R E C I T A L S:
                               ----------------



      A. Affinity desires to acquire Thirty-Seven Million Five Hundred Thousand (37,500,000) Units, at $0.08 per Unit, each of which consists of one (1) share of Century Common Stock at .00001 par value ("Century Common Stock") and one (1) Warrant to purchase one (1) share of Century Common Stock, at $2.00, pursuant to the transactions contemplated by this Agreement; and

      B. Century is willing to sell to Affinity Thirty-Seven Million Five Hundred Thousand (37,500,000) unregistered Units on the terms and conditions of this Agreement.

      NOW, THEREFORE, in consideration of the premises and the mutual promises herein made, and in consideration of the representations, warranties, and covenants herein contained, Century and Affinity agree as follows:

      1.    Recitals and Definitions.

            a. The foregoing recitals are true and correct, and are incorpor-ated herein and made a part hereof.

            b. For purposes of this Agreement, the terms set forth below shall have the following meanings:

            "Adverse Consequences" means all adverse charges, complaints, notices, actions, suits, proceedings, hearings, investigations, claims, demands, judgments, orders decrees, stipulations, injunctions, damages, dues, penalties, fines, costs, amounts paid in settlement, liabilities, obligations, taxes,




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liens,  losses,  expenses,  and fees,  including all  attorneys'  fees and court costs, in any court or quasi-judicial or administrative agency of any federal, state, local or foreign jurisdiction or before an arbitrator.

            "Affiliate" has the meaning thereof set forth in the regulations promulgated under the Securities Exchange Act.

            "Affinity Convertible Preferred Stock" has the meaning set forth in ss.2(b)(iii) below.

            "Basis" means any past or present fact, situation, circumstance, status, condition, activity, practice, plan, occurrence, event, incident, action, failure to act, or transaction that forms or could form the basis for any specified consequence.

            "Closing" has the meaning set forth in ss.2(d) below.

            "Closing Date" has the meaning set forth in ss.2(d) below.

            "Century Common Stock" has the meaning set forth in the preface above.

            "Disclosure Schedule" has the meaning set forth in ss.3 below.

            "Financial Statements" has the meaning set forth in ss.3(e) below.

            "GAAP" means United States generally accepted accounting principles as in effect from time to time.

            "Knowledge" means actual knowledge after reasonable investigation.

            "Law(s)"  shall  mean  any  statute,   regulation,  rule,  judgment,
ordinance, order, decree, stipulation, injunction, charge, or other restrictions of any federal, state or local government, governmental agency or court.

            "Liability" means any liability (whether known or unknown, whether absolute or contingent, whether liquidated or unliquidated, and whether due or to become due), including any liability for taxes.

            "Material Adverse Effect" means an adverse effect of $100,000 or more upon the business, operations, properties, assets or condition (financial or otherwise) of Century except as otherwise specifically provided in this Agreement. In determining whether any individual event would result in a Material Adverse Effect, notwithstanding that such event does not of itself have such effect, a Material Adverse Effect shall be deemed to have occurred in the cumulative effect of such event and all other then existing events would result in an adverse effect of $250,000 or more upon the business, operations, properties,

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assets or condition  (financial or otherwise),  of Century,  except as otherwise specifically provided in this Agreement.

            "Most Recent Balance Sheet" means the balance sheet contained within the Most Recent Financial Statements, as identified in paragraph 3(e) below.

            "Most Recent Fiscal Year End" has the meaning set forth in ss.3(e) below.

            "Most Recent Form 10-K" means the Form 10-K filed by Century with the SEC for the fiscal year ending on December 31, 1995.

            "Ordinary Course of Business" means the ordinary course of business consistent with past custom and practice (including with respect to quantity and frequency).

            "SEC" means the Securities and Exchange Commission.

            "Securities Act" means the Securities Act of 1933, as amended.

            "Securities Exchange Act" means the Securities Exchange Act of 1934.

            "Security Interest" means any mortgage, pledge, security interest, encumbrance, charge or other lien, other than (a) construction, mechanic's, materialmen's, and similar liens, (b) liens for Taxes not yet due and payable,
(c) liens arising under worker's compensation, unemployment insurance,social security, retirement, and similar legislation, (d) liens arising in connection with sales of foreign receivables, (e) purchase money liens and liens securing rental payments under capital lease arrangements, and (f) other liens arising in the Ordinary Course of Business and not incurred in connection with the borrowing of money.

            "Subsidiary" means any corporation with respect to which another specified corporation has the power to vote or direct the voting of sufficient securities to elect a majority of the directors.

            "Tax" means any federal, state, local or foreign income, gross receipts, capital stock, franchise, profits, withholding, social security, unemployment, disability, Real Property,personal property, stamp, excise, occupation, sales, use, transfer, value added, alternative minimum, estimated, or other tax, including any interest, penalty, or additional thereof, whether disputed or not.

            "Unit" means (a) one  restricted  share of Century  Common Stock and
(b)one Warrant which shall entitle the holder to purchase one share of Century Common Stock at $2.00 per share on or before December 31, 2001. Each Unit may be separated into its component parts by the holder immediately upon issuance.


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      2.    Basic Transaction.
            -----------------

            a. PURCHASE AND SALE OF CENTURY SECURITIES. On and subject to the terms and conditions of this Agreement, Affinity agrees to purchase from Century, and Century agrees to sell and deliver to Affinity Thirty-Seven Million Five Hundred Thousand (37,500,000) restricted Units of Century Common Stock in exchange for the consideration set forth below.

            b. CONSIDERATION FOR THE UNITS OF CENTURY COMMON STOCK. In consideration for Century's transfer of the Units of Century Common Stock to Affinity, Affinity agrees to pay Three Million Dollars ($3,000,000) as follows:

                  (i) CONVERSION TO EQUITY OF MONIES PREVIOUSLY ADVANCED TO CENTURY. Prior to the execution hereof, Affinity advanced to Century the sum of Four Hundred Thousand Dollars and 00/100 ($400,000). In exchange for the advancement of such funds to Century, Century agrees to issue to Affinity Five Million (5,000,000) Units.

                  (ii) CASH. In exchange for the issue to Affinity of Two Million Five Hundred Thousand (2,500,000) Units, Affinity agrees to deliver to Century, within one (1) day of the Closing, the sum of Two Hundred Thousand Dollars (US $200,000), payable by certified or cashiers' check.

                  (iii) PROMISSORY NOTE. In exchange for the transfer to Affinity of Thirty Million (30,000,000) Units, Affinity agrees to deliver to Century, at the Closing, a negotiable one-year promissory note (in the form attached hereto as Exhibit "A") payable to Century, in the amount of Two Million Four Hundred Thousand Dollars ($2,400,000) bearing interest at the rate of eight percent (8%) per annum (the "Promissory Note") and secured by two (2) shares of validly issued restricted Affinity Convertible Preferred Stock ("Affinity Convertible Preferred Stock") to be held in escrow by Century's counsel, Wilson, Elser, Moskowitz, Edelman & Dicker, as Escrow Agent, pursuant to an Escrow Agreement in the form attached hereto as Exhibit "B". Affinity shall deliver the Affinity Convertible Preferred Stock to the Escrow Agent within ten (10) business days of the Closing. The Affinity Convertible Preferred Stock securing the Promissory Note shall be represented by two (2) certificates, with each certificate evidencing one restricted share of Affinity Convertible Preferred Stock. Each share of Affinity Convertible Preferred Stock may be converted, at the holder's option, into Seven Hundred Fifty Thousand (750,000) shares of restricted Affinity Common Stock upon a default of the Promissory Note. Notwithstanding the foregoing, Affinity shall have the right to provide, by assignment to the Escrow Agent, such substitute collateral as Century and Affinity may mutually agree upon in writing.

            c. DELIVERIES AT CLOSING. Except as indicated below, at the closing of these transactions:

                  (i)   Buyer shall deliver the following to Seller:


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                        A.    Within  one  (1)  day  of  the  Closing,   written
acknowledgment of the conversion to equity of the Four Hundred Thousand Dollars ($400,000) previously advanced to Century by Affinity.

                        B. Within one (1) day of the Closing, any and all Promissory Notes previously issued by Seller to Buyer, whether or not such Promissory Notes are delivered they will be deemed cancelled as of the Closing.

                        C. Within one (1) day of the Closing, the sum of Two Hundred Thousand Dollars (US $200,000), payable to Century by either certified or cashiers' check.

                        D. A promissory note payable to Seller, in the amount of Two Million Four Hundred Thousand Dollars ($2,400,000), in the form attached hereto as Exhibit "A";

                  (ii) Seller shall deliver to Buyer within ten (10) business days of the Closing certificates representing Thirty-Seven Million Five Hundred Thousand (37,500,000) Units.

            d. THE CLOSING. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place at the offices of Century's attorney, Wilson, Elser, Moskowitz, Edelman & Dicker, Miami, Florida, commencing at 10:00 a.m. local time on October 31, 1996, unless changed, by written agreement of Century and Affinity (the "Closing Date").

            e. INVESTIGATION PERIOD. Affinity shall have until 5:00 p.m., EDT, on October 29, 1996 (the "Investigation Period") to perform at its sole cost and expense such due diligence investigation of Century as Affinity deems necessary or desirable in its sole discretion, so long as such investigation does not interfere with the normal business operations of Century. Century shall allow Affinity access to all information and sites pertaining to Century business that Affinity deems necessary to perform its due diligence investigation. During the Investigation Period, Century shall provide Affinity with copies of all documents in its possession or subject to its control relating to Century's business that are requested by Affinity and in the control of Century. Affinity shall have access to, and Century shall provide copies of, all books and records of Century relating to Century's business. Century shall use its best effort to make available to Affinity its managers and personnel and outside consultants who have been employed by Century with respect to the planning, development and operation of Century business for consultation upon notice from Affinity.

            All information provided by Century to Affinity during the Investigation Period shall be held in strict confidence by Affinity. Affinity shall treat the information with respect as to Century as proprietary and shall protect such information in the same manner as it protects its own proprietary


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information.  Furthermore,  Affinity  shall  limit  access  to such  information concerning Century to its management personnel; its consultants; and its legal counsel. Affinity shall not, any time or in any manner, either directly or indirectly, divulge, disclose or communicate to any third person any information received pursuant to this Agreement concerning any matters affecting or relating to the business of Century, including, without limitation, the generality of the foregoing, any of its customers or any other information concerning the business of Century, its manners of operation, its plans, its processes, or its other data, without regard to whether any or all of the foregoing shall be deemed confidential, material or important. Affinity agrees that any and all of the foregoing information is important, material and confidential and gravely affects the effective and successful conduct of the business of Century. If this Agreement is terminated for whatever reason, the provisions of this paragraph shall survive the termination of this Agreement and shall continue forever. Affinity shall, upon such termination, return or cause to be returned all copies of documents and other information provided to it, its consultants, or its legal counsel pursuant to this Agreement and shall destroy any additional photocopies of such documents or information that any of them may have made.

            Affinity, in its sole and absolute discretion, shall have the right to cancel this Agreement upon written notice to Century at any time during the Investigation Period because of information that it obtained during the Investigation Period. If Affinity terminates this Agreement in such manner, this Agreement shall be of no further force and effect and all rights and obligations of the parties hereto shall terminate without liability to any party. The terms of this ss.2(f) pertaining to information provided to Affinity pursuant to the terms of this Agreement shall not terminate and shall remain in full force and effect.

      3.    Representations and Warranties of Seller.
            ----------------------------------------

      Century represents and warrants to Affinity that the statements contained in this ss.3 are correct and complete as of the date of this Agreement, will remain correct and complete from the date of this Agreement until the Closing Date and will be correct and complete as of the Closing Date (as though made then and as though the Closing Date were substituted for the date of this Agreement throughout this ss.3), except as specifically set forth herein or in the disclosure schedule accompanying this Agreement and initialed by Century and Affinity (the "Disclosure Schedule"). This portion of the Disclosure Schedule will be arranged in paragraphs corresponding to the lettered and numbered paragraphs contained in this ss.3 and will be delivered at the time of execution and delivery of this Agreement. Any item disclosed in one paragraph of the Disclosure Schedule shall be deemed to be disclosed for purposes of all applicable paragraphs contained in this ss.3.

            a. ORGANIZATION OF SELLER. Century is a corporation duly organized, validly existing and in good standing under the Laws of Colorado and is in good standing and qualified to do business under the laws of each jurisdiction in which the nature of its business or the ownership or leasing of its properties requires such qualification. Century has full power and authority to carry on the business in which it is engaged and to own and use the properties owned,


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leased and used by it. True,  complete and correct copies of Century's  Articles of Incorporation and Bylaws are attached as ss.3(a) of the Disclosure Schedule.

            b. CAPITALIZATION. The authorized capitalization of Century is as set forth in Century's Most Recent Form 10-K. All outstanding shares have been duly authorized, validly issued, and are fully paid and non-assessable. Except as set forth in Century's Most Recent Form 10-K, there are no outstanding or presently authorized securities, warrants, preemptive rights, subscription rights, options, stock appreciation rights, or related commitments or agreements of any nature to issue any of Century's securities. The holders of the outstanding shares will have no appraisal or dissenters' rights in connection with the transactions contemplated by this Agreement.

            c. AUTHORIZATION OF TRANSACTION. Century has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. Without limiting the generality of the foregoing, the Board of Directors of Century has fully authorized the execution, delivery and performance of this Agreement by Century. This Agreement constitutes the valid and legally binding obligation of Century, enforceable in accordance with its terms and conditions, subject to the effect of (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights and remedies of creditors generally and (ii) general principles of equity.

            d. NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby will (i) violate any Law to which Century is subject to, any provision of the Articles of Incorporation or Bylaws of Century; or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice of any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money,instrument or indebtedness, Security Interest, or other arrangement to which Century is a party to, by which it is bound or to which any of its assets is subject, or result in the imposition of any Security Interest upon any of its assets. Century need not give any notice to, make any filing with, or obtain any authorization, consent or approval of any government or governmental agency to consummate the transactions contemplated by this Agreement.

            e. FINANCIAL STATEMENTS. Century has previously provided Affinity with the following financial statements (collectively the "Financial Statements"): (i) audited consolidated balance sheets and statements of income, changes in stockholders' equity, and cash flows as of and for the fiscal year ended December 31, 1995 (the "Most Recent Fiscal Year End") of Century; and (ii) unaudited consolidated balance sheets and statements of income, changes in stockholders' equity and cash flows as of and for the six (6) months ended June 30, 1996. The Financial Statements have been prepared in accordance with GAAP applied on a consistent basis throughout the periods covered thereby, are correct and complete, and are consistent with the books and records of Century (which books and records are correct and complete).


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            f.  EVENTS  SUBSEQUENT.  Since the Most  Recent Form 10-K was filed, there has not been any change in the assets, Liabilities, business, financial condition, operations, results of operations, or future prospects of Century taken as a whole that, either individually or together with other changes, has caused a Material Adverse Effect.

            g. UNDISCLOSED LIABILITIES. Century has no Liability (and there is no Basis for any present or future Adverse Consequence against Century giving rise to any Liability) that would constitute a Material Adverse Effect, except for (i) Liabilities set forth on the face of the Most Recent Balance Sheet, (ii) Liabilities which have arisen after the Most Recent Form 10-K was filed in the Ordinary Course of Business (none of which relates to any breach of contract, breach of warranty, tort, infringement, or violation of law or arose out of any Adverse Consequence) and (iii) Liabilities disclosed in the footnotes to Century's audited financial statements as of the Most Recent Fiscal Year End and for the period then ended.

            h. TAX MATTERS. Although Century has not prepared or filed Tax reports for the calendar tax years 1994 and 1995, Century has no federal, state or local Tax Liability.

            i. TITLE TO ASSETS. Century has good and marketable title to all of its assets, free and clear of any Security Interest.

            j. NOTES AND ACCOUNTS RECEIVABLE. All notes and accounts receivable of Century and its Subsidiaries are reflected properly on their books and records in all material respects, are valid receivables subject to no material set-offs or counterclaims, are presently current and collectible in all material respects, and will be collected in accordance with their terms and their recorded amounts, subject only to the reserve for bad debts set forth on the face of the Most Recent Balance Sheet (rather than in any notes thereto), as adjusted for the passage of time through the Closing Date in accordance with the past custom and practice of Century.

            k. LITIGATION. ss.3(k) of the Disclosure Schedule sets forth each instance in which Century or any of its Subsidiaries (i) is subject to any Adverse Consequences that would constitute a Material Adverse Effect, or (ii) is a party or, to the Knowledge of any of the directors and officer of Century, is threatened to be made a party to any Adverse Consequence that would constitute a Material Adverse Effect. None of the directors and officers of Century believes that any other Adverse Consequence that would constitute a Material Adverse Effect may be brought or threatened against Century.

            l. EMPLOYEES. To the Knowledge of any of the directors and officers and employees with responsibility for employment matters of Century, no key employee or group of employees has any plans to terminate employment with Century. Century is not a party to or bound by any collective bargaining agreement, nor has it experienced any strikes, grievances, claims of unfair labor practices, or other collective bargaining disputes. Century has not committed any unfair labor practice. None of the directors and officer and employees with responsibility for employment matters of Century has any


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Knowledge of any organizational  effort presently being made or threatened by or on behalf of any labor union with respect to employees of Century.

            m. GUARANTIES. Century is not a guarantor or otherwise is liable for any Liability or obligation (including indebtedness) of any other person that would constitute a Material Adverse Effect.

            n.    LEGAL COMPLIANCE.

            (i) Except as set forth in paragraph 3(o) below, Century has complied in all material respects with all Laws and no Adverse Consequence has been filed or commenced against Century alleging any failure to comply with such Law that would have a Material Adverse Effect.

            (ii)  Century has not:

                  (a) made or agreed to make any contribution, payment, or gift of funds or property to any governmental official, employee, or agent where either the contribution, payment, or gift or the purpose thereof was illegal under the Law;

                  (b) established or maintained any unrecorded fund or asset for any purpose, or made any false entries on any books or records for any reason;or

                  (c) made or agreed to make any contribution, or reimbursed any political gift or contribution made by any other person, to any candidate for federal, state, local, or foreign public office.

            o. SECURITIES EXCHANGE ACT COMPLIANCE. Except as set forth in ss.3(o) of the Disclosure Schedule, Century has filed all documents required to be filed by it with the SEC pursuant to the Securities Exchange Act through December 31, 1995. Century is not, as of the date of this Agreement, current in its required filings with the SEC. Century shall use its best efforts to become current in its periodic filings with the SEC within a reasonable period of time. None of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they made, not misleading, provided that information as of a later date shall be deemed to modify information as of an earlier date.

            p. BROKERS' OR CONTINGENCY FEES. Century has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

            q. DISCLOSURE. The representations and warranties contained in this ss.3 do not contain any untrue statements of a material fact or omit to state


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any material  fact  necessary in order to make the  statements  and  information contained in this ss.3 not misleading.

            r. REGISTRATION. Seller agrees that, at Buyer's sole cost and expense, it will file with the SEC a registration statement including the Thirty-Seven Million Five Hundred Thousand (37,500,000) Units being issued to Affinity pursuant to this Agreement, or a lesser number of such Units to be determined by Affinity, within One Hundred Twenty (120) days of the date of this Agreement. Seller further agrees to use its best efforts in order to cause such registration statement to become effective. Seller further agrees that Seller's counsel shall perform the required Blue Sky legal services at Buyer's sole cost and expense. In this connection, Blue Sky applications shall be made in such states and jurisdictions as shall be requested by the Buyer and Seller shall use its best efforts to register or qualify, or secure an exemption from registration or qualification, in all such states.

      4.    Representations and Warranties of Buyer.
            ---------------------------------------

      Affinity represents and warrants to Century that the statements contained in this ss.4 are correct and complete as of the date of this Agreement, will remain correct and complete from the date of this Agreement until the Closing Date and will be correct and complete as of the Closing Date (as though made then) and as though the Closing Date were substituted for the date of this Agreement throughout ss.4.

            a. ORGANIZATION OF BUYER. Affinity is corporation duly organized, validly existing, and in good standing under the Laws of the State of Delaware.

            b. AUTHORIZATION OF TRANSACTION. Affinity has full corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. Without limiting the generality of the foregoing, the Board of Directors of Affinity has fully authorized the execution, delivery and performance of this Agreement by Affinity. This Agreement constitutes the valid and legally binding obligation of Affinity, enforceable in accordance with its terms and conditions, subject to the effect of (i) bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the rights and remedies of creditors generally and (ii) general principles of equity.

            c. NONCONTRAVENTION. Neither the execution and the delivery of this Agreement, nor the consummation of the transactions contemplated hereby will (i) violate any Law to which Affinity is subject to any provision of its Bylaws or charter; or (ii) conflict with, result in a breach of, constitute a default under, result in the acceleration of, create in any party the right to accelerate, terminate, modify, or cancel, or require any notice of any contract, lease, sublease, license, sublicense, franchise, permit, indenture, agreement or mortgage for borrowed money,instrument or indebtedness, Security Interest, or other arrangement to which Affinity is a party of by which it is bound or to which any of its assets is subject, or result in the imposition of any Security Interest upon any of its assets. Affinity need not give any notice to, make any


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filing with, or obtain any authorization,  consent or approval of any government or governmental agency to consummate the transactions contemplated by this Agreement.

            d. EXEMPTION FROM REGISTRATION. Affinity acknowledges that the Units, Warrants and shares of Century Common Stock being purchased by Affinity pursuant to this Agreement will be issued in accordance with an exemption from the registration requirements under the Securities Act and that such shares cannot be sold, assigned, transferred, hypothecated or otherwise disposed of, unless they are included in a registration statement filed with, and declared effective by, the SEC, or if in the opinion of counsel, satisfactory to Century, an exemption from the registration requirements is available. Affinity further acknowledges that, for the Century Common Stock to be publicly sold by Affinity, absent inclusion in an effective registration statement, Affinity would have to comply with Rule 144, promulgated under the Securities Act, which Rule, as currently in effect, requires among other things, the satisfaction of a two-year holding period.

            e. BROKERS' FEES. Affinity has no Liability or obligation to pay any fees or commissions to any broker, finder, or agent with respect to the transactions contemplated by this Agreement.

            f. LEGAL COMPLIANCE.

            (i) Affinity has complied in all material respects with all Laws and no Adverse Consequence has been filed or commenced against Affinity alleging any failure to comply with such Law that would have a Material Adverse Effect, except as disclosed in Affinity's SEC filings or otherwise disclosed in writing to Century.

            (ii)  Affinity has not:

                  (a) made or agreed to make any contribution, payment, or gift of funds or property to any governmental official, employee, or agent where either the contribution, payment, or gift or the purpose thereof was illegal under the Law;

                  (b) established or maintained any unrecorded fund or asset for any purpose, or made any false entries on any books or records for any reason;or

                  (c) made or agreed to make any contribution, or reimbursed any political gift or contribution made by any other person, to any candidate for federal, state, local, or foreign public office.

            g. SECURITIES EXCHANGE ACT COMPLIANCE. Affinity has filed all documents required to be filed by it with the SEC pursuant to the Securities Exchange Act through June 30, 1996. None of such documents contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements made therein, in light of the circumstances under which they made, not misleading, provided that information as of a later date shall be deemed to modify information as of an earlier date.

            h. PAYMENT OF REGISTRATION COSTS. Affinity agrees to pay all reasonable and customary costs and expenses incurred by Seller to register up to 37,500,000 Units being issued to Affinity pursuant to this Agreement.

            i. DISCLOSURE. The representations and warranties contained in this ss.4 do not contain any untrue statements of a material fact or omit to state any material fact necessary in order to make the statements and information contained in this ss.4 not misleading.

      5.    Pre-Closing Covenants.
            ---------------------

      Century and Affinity agree as follows with respect to the period between the execution of this Agreement and the Closing:

            a. GENERAL. Century and Affinity will each use its best efforts to take all action and to do all things necessary, proper, or advisable to consummate and make effective the transactions contemplated by this Agreement (including satisfying the closing conditions set forth in ss.6 below).

            b. FULL ACCESS. Century will permit representatives of Affinity to have full access at all reasonable times, and in a manner so as not to interfere with normal business operations of Century, to all premises, properties, books, records, contracts, tax records, and documents of Century pertaining to Century or any of its Subsidiaries. Any information obtained by Affinity from such access shall be subject to the terms and conditions of ss.2(f) of this Agreement.

            c. NOTICE OF DEVELOPMENTS. Century will give prompt written notice to Affinity of any material developments affecting the assets, Liabilities, business, financial condition, operations, results of operations or future prospects of Century. Century and Affinity will each give prompt written notice to the other of any material development affecting the ability of Century or Affinity to consummate the transactions contemplated by this Agreement. No disclosure by either of Century or Affinity pursuant to this ss.5(c), however, shall be deemed to amend or supplement the Disclosure Schedule or to prevent or cure any misrepresentation, breach of warranty, or breach of covenant.

      6.    Conditions to Obligation to Close.
            ---------------------------------

            a. CONDITIONS TO OBLIGATION OF PURCHASER. The obligation of Affinity to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                  (i) The representations and warranties set forth in ss.3 above shall be true and correct in all material respects at and as of the Closing Date;

                  (ii) Century shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

                  (iii) No Adverse Consequences shall be pending or threatened, other than pending legal proceedings disclosed in Century's Annual Report on Form 10-K for the fiscal year ended December 31, 1995, or separately listed in ss.3 of the Disclosure Schedule, wherein an unfavorable determination would (a) prevent consummation of any of the transactions contemplated by this Agreement, or (b) cause any of the transactions contemplated by this Agreement to be rescinded following consummation;

                  (iv) The Board of Directors of Century shall have approved the transactions contemplated by this Agreement;

                  (v) Century shall have delivered to Affinity a certificate (without qualification as to knowledge or materiality or otherwise) to the effect that each of the conditions specified above in ss.6(a)(i)-(iv) is satisfied in all respects;

                  (vi) Affinity shall have received from counsel to Century an opinion substantially in the form of Exhibit "C" attached hereto and made a part hereof (the "Seller's Counsel Opinion Letter"), addressed to Affinity and dated as of the Closing Date;

                  (vii) all actions to be taken by Century in connection with consummation of the transactions contemplated hereby and all certifications, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Affinity.

            Affinity may waive any condition specified in this ss.6(a) if it executes a writing so stating at or prior to the Closing.

            b. CONDITIONS TO OBLIGATIONS OF SELLER. The obligation of Century to consummate the transactions to be performed by it in connection with the Closing is subject to satisfaction of the following conditions:

                  (i) The representations and warranties set forth in ss.4 above shall be true and correct in all material respects at and as of the Closing Date;

                  (ii) Affinity shall have performed and complied with all of its covenants hereunder in all material respects through the Closing;

                  (iii) No Adverse Consequences shall be pending or threatened, wherein an unfavorable determination would (a) prevent consummation of any of the transactions contemplated by this Agreement; or (b) cause any of the transactions contemplated by this Agreement to be rescinded following consummation;

                  (iv) The Board of Directors of Affinity shall have approved the transactions contemplated by this Agreement;

                  (v) Affinity shall have delivered to Century a certificate (without qualification as to knowledge or materiality or otherwise) to the effect that each of the conditions specified above in ss.6(b)(i)-(iv) is satisfied in all respects;

                  (vi) Century shall have received from counsel to Affinity an opinion substantially in the form of Exhibit "D" attached hereto and made a part hereof (the "Buyer's Counsel Opinion Letter"), addressed to Century and dated as of the Closing Date;

                  (vii) all actions to be taken by Affinity in connection with consummation of the transactions contemplated hereby and all certifications, opinions, instruments, and other documents required to effect the transactions contemplated hereby will be reasonably satisfactory in form and substance to Century.

            Century may waive any condition specified in this ss.6(b) if it executes a writing so stating at or prior to the Closing.

      7.    Termination.
            -----------

            a. TERMINATION OF AGREEMENT. This Agreement may be terminated as provided below:

                  (i) Century and Affinity may terminate this Agreement by mutual written consent at any time prior to the Closing;

                  (ii) Affinity may terminate this Agreement by giving written notice to Century at any time prior to the Closing if Century is in breach of any material representation, warranty, or covenant contained in this Agreement in any material respect and Century may terminate this Agreement by giving written notice to Affinity at any time prior to the Closing if Affinity is in breach of any material representation, warranty, or covenant contained in this Agreement;

                  (iii) Affinity may terminate this Agreement by giving written notice to Century before 5:00 p.m., EDT, on October 29, 1996, in accordance with ss.2(f) if Affinity is not satisfied with the results of its due diligence investigation regarding Century;

                  (iv) Affinity may terminate this Agreement by giving written notice to Century at any time prior to the Closing if the Closing shall not have occurred on or before the 30th day following the date of this Agreement by reason of the failure of any condition precedent under ss.6(a) hereof (unless the failure results primarily from Affinity itself breaching any representation, warranty, or covenant contained in this Agreement); or

                  (v) Century may terminate this Agreement by giving written notice to Affinity at any time prior to the Closing if the Closing shall not have occurred on or before the 30th day following the date of this Agreement by reason of the failure of any condition precedent under ss.6(b) hereof (unless the failure results primarily from Century itself breaching any representation, warranty, or covenant contained in this Agreement).

            b. EFFECT OF TERMINATION. If this Agreement is terminated pursuant to ss.7(a) above, all obligations hereunder of the parties hereto shall terminate without any Liability of any party to any other party (except for any Liability of any party then in breach), and except that the provision of ss.2(f) pertaining to information provided to Affinity pursuant to the terms of this Agreement shall not terminate and shall remain in full force and effect.

      8.    Indemnification.
            ---------------

            a. Century hereby indemnifies and holds harmless Affinity and Affinity's officers, directors, shareholders, employees, and agents in respect to any and all Adverse Consequences incurred by Century in connection with each and all of the following:

                  (i) Any misrepresentation or breach of any representation or warranty made by Century in this Agreement or in any Schedule or other document attached hereto or delivered to Affinity by Century or any officer of Century in connection with the transactions contemplated hereby;

                  (ii) The breach of any covenant, agreement or obligation of Century contained in this Agreement or any Schedule hereto or any other instrument specifically contemplated by this Agreement;

                  (iii) Any misrepresentation contained in any statement in writing or certificate furnished by an officer of Century pursuant to this Agreement or in connection with the transactions contemplated by this Agreement;

                  (iv) Any misrepresentation in or omission from any list, Schedule, certificate or other instrument required to be furnished or specifically contemplated to have been furnished pursuant to this Agreement to Affinity or its authorized representatives;

                  (v) Any litigation involving Century or its subsidiaries because of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

            b. Affinity hereby indemnifies and holds harmless Century and Century's directors, officers, employees, and agents in respect of any and all Adverse Consequences incurred by Affinity in connection with each and all of the following:

                  (i) Any misrepresentation or breach of any representation or warranty made by Affinity in this Agreement or in any Schedule, or other document attached hereto or delivered to Century by Affinity or any representative in connection with the transactions contemplated hereby;

                  (ii) The breach of any covenant, agreement, or obligation of Affinity contained in this Agreement or any Schedule hereto or any other instrument specifically contemplated by this Agreement;

                  (iii) Any misrepresentation contained in any statement in writing furnished by a representative of Affinity pursuant to this Agreement or in connection with the transactions contemplated by this Agreement.

                  (iv) Any misrepresentation in or omission from any list, Schedule, certificate or other instrument required to be furnished or specifically contemplated to have been furnished pursuant to this Agreement to Century or its authorized representatives;

                  (v) Any litigation involving Affinity or its subsidiaries because of the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby.

            c. Whenever any claims shall arise for indemnification hereunder, the party seeking indemnification ("Indemnitee") shall promptly notify the other party ("Indemnitor") of the claim and, when known, the facts constituting the basis for such claim. If any claim for indemnification hereunder results from or is in connection with any claim or Adverse Consequence by a person who is not a party to this Agreement ("Third-Party Claim"), such notice shall also specify, if known, the amount or an estimate of the amount of the liability arising therefrom. The Indemnitee shall give the other party prompt notice of any such claim and the Indemnitor shall undertake the defense thereof by representatives of its own choosing, reasonably satisfactory to the Indemnitee, at the expense of the Indemnitor. The Indemnitee shall have the right to participate in any such defense of a Third-Party Claim with advisory counsel of its own choosing, at its own expense. If Indemnitor, within a reasonable period of time after notice of any such Third-Party Claim, fails to defend, the Indemnitee or any subsidiary or affiliate of the Indemnitee shall have the right to undertake the defense, compromise or settlement of such Third-Party Claim on behalf of, and for the account of, Indemnitor, at the expense and risk of Indemnitor. Indemnitor shall not, without the Indemnitee's written consent, settle or compromise any such Third-Party Claim or consent to entry of any judgment that does not include, as an unconditional terms thereof, the giving by the claimant or the plaintiff to Indemnitee of an unconditional release from all liability in respect to such Third-Party Claim. Notwithstanding any provision herein to the contrary, failure of Indemnitee to give any notice required by this section shall not constitute a waiver of Indemnitee's right to indemnification or a defense to any claim by Indemnitee hereunder, except to the extent that the Indemnitor has been prejudiced thereby.

            d. All indemnification hereunder shall be effected upon demand by payment of cash or delivery of a cashier's check in the amount of the indemnification liability.

            e. The indemnities contained herein shall survive the Closing for a period of six months and any investigation made in connection with the transactions contemplated by this Agreement.

      9.    Survival of Representations and Warranties.
            ------------------------------------------

      All of the representations and warranties of the respective parties contained in this Agreement shall survive the Closing for a period of six months.

      10.   Miscellaneous.
            -------------

            a. NOTICES. All notices or other communications required or permitted hereunder shall be in writing and shall be deemed to have been duly given if delivered in person or sent by overnight delivery, confirmed telecopy or prepaid first class registered or certified mail, return receipt requested, to the following addresses, or such other addresses as are given to the other parties to this Agreement in the manner set forth herein:

                  (i)   If to Seller, to:

                        Century Technologies, Inc.
                        201 North Robertson Boulevard
                        Suite F
                        Beverly Hills, California 90211
                        ATTN:       Peter Newgard
                                    President

                        With courtesy copies to:

                        James M. Kaplan, Esq.
                        WILSON, ELSER, MOSKOWITZ,
                        EDELMAN & DICKER
                        100 Southeast Second Street
                        3800 International Place
                        Miami, Florida 33131
                        Telephone:  (305) 374-4400
                        Facsimile:  (305) 579-0261

                  (ii)  If to Buyer, to:

                        William J. Bosso, President
                        Affinity Entertainment, Inc.
                        15436 North Florida Avenue
                        Suite 103
                        Tampa, Florida 33613
                        Telephone:  (813) 264-1778
                        Facsimile:  (813) 264-6626

                        With courtesy copies to:
                        John Stoppelman, Esq.
                        The Stoppelman Law Firm
                        1749 Old Meadow Road, Suite 610
                        McLean, Virginia 22102
                        Telephone:  (703) 827-7450
                        Facsimile:  (703) 827-7455

Any such notices shall be effective when delivered in person or sent by telecopy, one business day after being sent by overnight delivery or three business days after being by registered or certified mail. Any of the foregoing addresses may be changed by giving notice of such change in the foregoing manner, except that notices for changes of address shall be effective only upon receipt.

            b. FURTHER ASSURANCES. At any time, and from time to time, each party will execute such additional instruments and take such action as may be reasonably requested by the other party to confirm or perfect title to any property transferred hereunder or otherwise to carry out the intent and purposes of this Agreement.

            c. COSTS AND EXPENSES. Each party hereto agrees to pay its own costs and expenses, including legal, accounting, consultant, and adviser fees, incurred in negotiation this Agreement and consummating the transactions described herein.

            d. TIME.  Time is of the essence.

            e. ENTIRE AGREEMENT. This Agreement constitutes the entire agreement between the parties hereto with respect to the subject matter hereof. It supersedes all prior negotiations, letters and understandings relating to the subject matter hereof.

            f. AMENDMENT. This Agreement may not be amended, supplemented or modified in whole or in part except by an instrument in writing signed by the party or parties against whom enforcement of any such amendment, supplement or modification is sought.

            g. ASSIGNMENT. This Agreement may not be assigned by any party hereto without the prior written consent of the other party.

            h. CHOICE OF LAW. This Agreement will be interpreted, construed and enforced in accordance with the internal laws of the State of Florida, without regard to conflicts of law principles.

            i. HEADINGS. The section and subsection headings in this Agreement are inserted for convenience only and shall not affect in any way the meaning or interpretation of this Agreement.

            j. PRONOUNS. All pronouns and any variations thereof shall be deemed to refer to the masculine, feminine, neuter, singular or plural as the context may require.

            k. NUMBER AND GENDER. Words used in this Agreement, regardless of the number and gender specifically used, shall be deemed and construed to include any other number, singular or plural, and any other gender, masculine, feminine or neuter, as the context indicates is appropriate.

            l. CONSTRUCTION. The parties hereto and their respective legal counsel participated in the preparation of this Agreement; therefore, this Agreement shall be construed neither against nor in favor of any of the parties hereto, but rather in accordance with the fair meaning thereof.

            m. EFFECT OF WAIVER. The failure of any party at any time or times to require performance of any provision of this Agreement will in no manner affect the right to enforce the same. The waiver by any party of any breach of any provision of this Agreement will not be construed to be a waiver by any such party of any succeeding breach of that provision or a waiver by such party of any breach of any other provision.

            n. SEVERABILITY. The invalidity, illegality or unenforcability of any provision of this Agreement, which will remain in full force and effect, nor will the invalidity, illegality or unenforcability of a portion of any provision of this Agreement affect the balance of such provision. In the event that any one or more of the provisions contained in this Agreement or any portion thereof shall for any reason be held to be invalid, illegal or unenforceable in any respect, this Agreement shall be reformed, construed and enforced as if such invalid, illegal or unenforceable provision had never been contained herein.

            o. ENFORCEMENT. Should it become necessary for any party to institute legal action to enforce the terms and conditions of this Agreement, the successful party will be awarded reasonable attorneys' fees at all trial and appellate levels, expenses and costs. Any suit, action or proceeding with respect to this Agreement shall be brought in the courts of Dade County in the State of Florida or in the U.S. District Court for the Southern District of Florida. The parties hereto hereby accept the exclusive jurisdiction of those courts for the purpose of any such suit, action or proceeding.

            Venue for any such action, in addition to any other venue permitted by statute, will be Dade County, Florida. The parties hereto hereby irrevocably waive, to the fullest extent permitted by law, any objection that any of them may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement or any judgment entered by any court in respect thereof brought in Dade County, Florida, and hereby further irrevocably waive any claim that any suit, action or proceeding brought in Dade County, Florida, has been brought in an inconvenient forum.

            p. BINDING NATURE. This Agreement will be binding upon and will enure to the benefit of any successor or successors of the parties hereto.

            q. NO THIRD-PARTY BENEFICIARIES. No person shall be deemed to possess any third-party beneficiary right pursuant to this Agreement. It is the intent of the parties hereto that no direct benefit to any third party is intended or implied by the execution of this Agreement.

            r. COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all of which together will constitute one and the same instrument.

            s. EXECUTION BY FACSIMILE. This Agreement may be executed by signature transmitted to the other party thereby by facsimile transmission. If this Agreement is so executed, the parties agree to provide each other with original signature pages within three (3) business days of the Closing. Failure of either party to provide an original executed Agreement within three (3) business days of the Closing will not affect the binding nature of this Agreement.

      IN WITNESS WHEREOF, Century and Affinity have executed this Agreement as of the date first above written.


                                   Affinity Entertainment, Inc., a Delaware corporation



                                    By: /s/ William J. Bosso



                                   Century Technologies, Inc., a
                                   Colorado corporation



                                    By: /s/ Peter Newgard